SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or (15) of the Securities Exchange Act of 1934

                                 April 24, 1997
                                (Date of Report)

                        Commission File Number 33-53596


                                  FC BANC CORP.
             (Exact name or registrant as specified in its charter)

            Ohio                                    34-1718070
  (State or other Jurisdiction of        (IRS Employer Identification Number)
  incorporation or organization)

                          Farmers Citizens Bank Building
                                     Box 567
                              Bucyrus, Ohio   44820
                                 (419) 562-7040

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          G. W. Holden, President and CEO
                                   FC Banc Corp.
                           Farmers Citizens Bank Building
                                      Box 567
                              Bucyrus, Ohio   44820
                                  (419) 562-7040

           (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

ITEM 1.   Not Applicable

ITEM 2.   Not Applicable

ITEM 3.   Not Applicable

ITEM 4.   Not Applicable

ITEM 5.   Other Events

Dear Shareholders:

At our recent Annual Meeting, we announced that unaudited net income for the first quarter 1997 was $201,000 up $47,000 or 31% from the same period in 1996. This is on budget and we are optimistic about the remainder of the year. I want to share our mission statement with you. It is as follows:


    serve the financial needs of our market area

    provide a reasonable return to our shareholders

    provide customers with quality products and outstanding service so they may achieve their financial goals provide career opportunities for our employees so they may realize their potential maintain the highest standards of professionalism with personal and corporate integrity

Mr. Hord, Mr. Dostal, and Mrs. Stemen were re-elected Directors for three year terms. The number of authorized shares was increased from 500,000 shares to 1,000,000 which would allow a future stock split, when and if approved by the Board of Directors. The Stock Option and Incentive Plan was also approved which aligns management and shareholders to enhance shareholder value.

An ambitious Business Plan has been developed by management and presented to the Board. This plan establishes priorities, accountabilities and completion dates. Our company has many opportunities before it from evaluating our present facilities to more fully utilizing our state of the art "imaging" technology. We are one of the few banks in our market area to offer this to our customers.

During January and early February our deposits decreased about $2,000,000.
Our bank is very strong and has competitive rates. Please support your invest-ment by supporting your bank with your business and referring your friends. We have instituted a calling program. My staff and I are available to visit with you at your business, home or at the bank. I am always available to meet with you. My office is in our lobby on the Square so I can serve you.

Sincerely,

/S/ G. W. (Bill) Holden
G.W. "Bill" Holden
President/CEO


ITEM 6.   Not Applicable

ITEM 7.   Exhibit

          Exhibit A - Press Release - April 24, 1997

ITEM 8.   Not Applicable

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                                          FC BANC CORP.
                                          (Registrant)


Date: April 24, 1997                      /S/ G. W. (Bill) Holden
      ______________                      ________________________
                                          G. W. (Bill) Holden
                                          President and CEO

                                   EXHIBIT A
                                 MEDIA RELEASE

                                        FOR IMMEDIATE RELEASE
                                        FARMERS CITIZENS BANK
                                        CONTACT: G. W. (Bill) Holden
                                        (419) 562-7040

EARNINGS INCREASE 31 PERCENT AT FARMERS CITIZENS BANK

BUCYRUS, Ohio, April 24 - Net earnings increased 31 percent at Farmers Citizens

Bank in the first quarter of 1997, it was reported today by Robert D. Hord,

Chairman of the Board, and G.W. (Bill) Holden, President and CEO.

The executives reported that unaudited net income increased to $201,000 compared to $154,000 in first quarter 1996.  These results were announced at today's

Annual Meeting of FC Banc Corp, parent of Farmers Citizens Bank.  Director David

G. Dostal, Robert D. Hord, and Joan C. Stemen were re-elected to serve three year terms.  Following the meeting, Mr. Hord was re-elected as Chairman of the

Board.